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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in Amendment No. 1 to this Registration Statement on Form S-1 of Bicycle Therapeutics Limited of our report dated March 22, 2019, except for the effects of the corporate reorganization by way of a bonus share issuance having the effect of a share split as described in Note 1 to the consolidated financial statements, as to which the date is May 13, 2019 relating to the financial statements of Bicycle Therapeutics Limited, which appears in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Cambridge, United Kingdom
May 13, 2019

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM